Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Brightline Interactive, Inc. (formerly, The Glimpse Group, Inc.) (the “Company”) of our report dated September 29, 2025, except for the effect of the reverse stock split described in Notes 3 and 16, as to which the date is September 28, 2026, relating to the consolidated financial statements which appears in the Company’s Annual Report on Form 10-K for the year ended June 30, 2026. Our report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

This consent relates to the Company’s consolidated financial statements as of and for the year ended June 30, 2025, before the effects of the adjustments to retrospectively apply the discontinued operations described in Notes 4 and 5 of the Company’s consolidated financial statements. Those adjustments were audited by GreenGrowth CPAs.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.

Dallas, Texas

October 23, 2026